EXHIBIT 4.1





                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

     We have issued our report dated January 13, 2000 on the statement of financial condition and related portfolio of Ranson Unit Investment Trusts, Series 91 as of January 13, 2000 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Independent Auditors".




                                     ALLEN, GIBBS & HOULIK, L.C.

Wichita, Kansas
January 13, 2000